SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ProAssurance Corporation

(Exact name of registrant as specified in its charter)

Delaware	63-1261433
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

100 Brookwood Place

Birmingham, Alabama 35209

(205) 877-4400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

W. Stancil Starnes

Chairman and Chief Executive Officer

ProAssurance Corporation

100 Brookwood Place

Birmingham, Alabama 35209

(205) 877-4400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale of the security to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being registered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection dividend or interest reinvestment plans, please check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Registration Fee
Common Stock, Preferred Stock and Debt Securities	(1)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all registration fees that may be payable.

PROSPECTUS

ProAssurance Corporation

Common Stock

Preferred Stock

Debt Securities

We may offer and sell, from time to time:

•	shares of our common stock;

•	shares of our preferred stock; and

•	our debt securities

We may not use this prospectus to sell securities unless accompanied by a prospectus supplement or a prospectus contained in a post-effective amendment to the registration statement of which this prospectus is a part.

This prospectus describes general terms that may apply to these securities. When we decide to sell a particular class or series of those securities, we will provide the specific terms of the securities in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus forms a part or in documents incorporated into this prospectus by reference. The terms of the securities will include the initial offering price, the aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations, and the underwriters, dealers and agents, if any, involved in the sale of the securities. We urge you to read carefully this prospectus, any prospectus supplement, and any documents incorporated by reference into this prospectus carefully before you invest.

Shares of our common stock are listed on the New York Stock Exchange under the symbol “PRA”.

Investing in our securities involves risk. You should consider the “Risk Factors” described on page 2 herein and, if applicable, in risk factors described in any accompanying prospectus supplement, any prospectus contained in a post-effective amendment to the registration statement and in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ], 2013.

i

ABOUT THIS PROSPECTUS

References in this prospectus to “ProAssurance,” “we,” “us” and “our” refer to ProAssurance Corporation, an insurance holding company incorporated in Delaware, and its subsidiaries, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using an “automatic shelf” registration process for “well known seasoned issuers” In accordance with General Instruction I.D. of Form S-3. Under the automatic shelf process, we may sell from time to time the common stock, preferred stock or debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement or a prospectus contained in a post-effective amendment to the registration statement of which this prospectus is a part that will contain or indicate where the specific information about the terms of the offering may be obtained. The prospectus supplement, the prospectus contained in a post-effective amendment or the documents incorporated by reference into this prospectus may also add, update or change information contained in this prospectus and to the extent such information differs in any way from information set forth in this prospectus, you should rely on information set forth in the prospectus supplement, the prospectus contained in a post-effective amendment or the documents incorporated by reference into this prospectus. You should read carefully this prospectus, any prospectus supplement, the prospectus contained in a post-effective amendment or the documents we incorporate by reference, together with additional information described below under “Information Incorporated By Reference.”

You should read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement, the prospectus contained in a post-effective amendment. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, or any prospectus contained in a post-effective amendment, as well as information we file with the SEC and incorporated by reference, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider such risks as well as updates to such risk factors, if any, included in our subsequent Quarterly Reports on Form 10-Q and the other information we incorporate by reference into this prospectus. Additional risk factors may be included in a prospectus supplement relating to an offering of a particular class or series of securities or in a prospectus contained in a post-effective amendment relating to such an offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein concerning our future results and performance and other matters not directly related to historical information are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). The words “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “hopeful,” “plans,” “intends,” “may,” “should,” “will” and similar expressions are intended, but are not the exclusive means, to identify these forward-looking statements. These forward-looking statements include among other things statements concerning: liquidity and capital requirements, investment valuation and performance, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under debt or other contractual obligations, payment of dividends, and other matters.

These forward-looking statements are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from historical or expected results described in the forward-looking statements. These risks and uncertainties include, but are not limited to those referenced under the heading “Risk Factors” in this prospectus. Due to such risks and uncertainties, you are urged not to place undue reliance on forward-looking statements. Additional factors that could cause actual results to differ from those predicted will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

All forward-looking statements included in this document are based upon information available to us on the date hereof, and we undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROASSURANCE CORPORATION

We are a holding company for property and casualty insurance companies and our operating results are primarily derived from the operations of our insurance subsidiaries, which principally write medical and other professional liability insurance.

Our mission is to be the preferred source of professional liability protection by providing unparalleled claims defense, highly responsive customer service and innovative risk management while maintaining our commitment to long-term financial strength. We emphasize our pledge that each insured professional will be treated fairly in all of our conduct with them and that all of our business actions will be informed by the core values that guide our organization: integrity, respect, collaboration, communication and enthusiasm. We believe our customer focus and continued doctor involvement in managing our medical risks combined with our financial strength, strong reputation and proven ability to manage claims, will enable us, over the long-term, to profitably expand our operations. We have successfully acquired and integrated companies and books of business in the past and believe our financial size and strength make us an attractive acquirer. We emphasize disciplined underwriting and do not manage our business to achieve a certain level of premium growth or market share. In addition to prudent risk selection and pricing, we seek to control our underwriting results through effective claims management, and have fostered a strong culture of defending claims that we believe have no merit. We manage claims by tailoring claims handling to the legal climate of each state, which we believe differentiates us from other national writers.

We have sustained our financial stability during difficult market conditions through responsible pricing and loss reserving practices and through conservative investment practices. We are committed to maintaining prudent operating and financial leverage and conservatively investing our assets. Our overall investment strategy is to focus on maximizing current income from our investment portfolio while maintaining safety, liquidity, moderate duration and portfolio diversification. We recognize the importance that our customers and producers place on the financial strength of our principal insurance subsidiaries and we manage our business to protect our financial security.

Our executive offices are located at 100 Brookwood Place, Birmingham, Alabama 35209, and our telephone number is (205) 877-4400.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, without limitation, the following purposes:

•	contribute capital to insurance subsidiaries;

•	provide working capital;

•	make acquisitions;

•	purchase equity or fixed income investments;

•	repay or refinance debt or other corporate obligations; or

•	repurchase and redeem outstanding securities.

Pending any specific application, we may initially invest funds in interest-bearing short term or investment grade securities.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of March 22, 2013, there were issued and outstanding 61,917,012 shares of our common stock, of which we held 38,280 shares as treasury shares, and no shares of our preferred stock.

The following is a summary description of our capital stock.

Common Stock

Holders of record of common stock are entitled to one vote per share on all matters upon which stockholders have the right to vote. The rights attached to the shares of common stock do not provide for cumulative voting rights or preemptive rights. Therefore, holders of more than 50% of the shares of common stock are able to elect all our directors eligible for election each year. All issued and outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors out of funds legally available for that purpose. Upon dissolution, holders of our common stock are entitled to share pro rata in the assets of our company remaining after payment in full of all of our liabilities and obligations, including payment of the liquidation preference, if any, of any preferred stock then outstanding. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors may, from time to time, issue up to an aggregate 50,000,000 shares of preferred stock in one or more series without stockholder approval. The board of directors can fix the designation powers, rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions, including, but not limited to:

•	dividend rights and preferences over dividends on our common stock;

•	conversion rights or exchange rights, if any;

•	voting rights, if any (in addition to those provided by law);

•	redemption rights, if any, and any sinking fund provision made for that purpose; and

•	rights on liquidation, including preferences over the common stock.

Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. No shares of preferred stock are currently outstanding. We have no present plans to issue any shares of preferred stock.

The authorization of undesignated preferred stock in our charter makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. This authorization may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Delaware Anti-Takeover Statute

Under Delaware law, we may not engage in a “business combination,” which includes a merger or sale of more than 10% of our assets, with any “interested stockholder,” namely, a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of any of these persons, for three years following the time that stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by our board of directors prior to the time the interested stockholder attained that status;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

•

at or after the time the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, the certificates of incorporation and bylaws of our companies provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

Insurance Regulations Concerning Change of Control

State insurance laws intended primarily for the protection of policyholders contain certain requirements that must be met prior to any change of control of an insurance company or insurance holding company that is domiciled, or in some cases, having such substantial business that it is deemed commercially domiciled, in that state. These requirements may include the advance filing of specific information with the state insurance commission, a public hearing on the matter, and review and approval of the change of control by the state agencies. We have property and casualty insurance subsidiaries domiciled in Alabama, Michigan, Illinois, Vermont and Nevada. Under the insurance laws in these states, “control” is presumed to exist through the ownership of 10% of more of the voting securities of an insurance company or any company that controls the insurance company, except in Alabama the percentage of ownership is 5% of the voting securities. Any purchase of our shares that would result in the purchaser owning more than the threshold percentage of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries and require prior regulatory approval.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. This section summarizes the general terms and provisions of the debt securities that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement or in a prospectus contained in a post-effective amendment, or documents that are incorporated by reference into this prospectus. In addition, the prospectus supplement will show a ratio of earnings to fixed charges in accordance with SEC requirements.

The debt securities will be governed by a document called an “indenture” in accordance with the requirements of the Trust Indenture Act of 1939. An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to one or more indentures. When we refer to the “applicable indenture” or “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the applicable indenture. Second, the trustee performs certain administrative duties for us.

We have entered into an indenture with Wilmington Trust Company as trustee. We have summarized certain terms and provisions of this indenture herein. This summary is not complete. If we refer to particular provisions of the indenture, the provisions, including definitions of certain terms, are incorporated by reference as part of this summary. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference. The particular terms of the offered debt securities and the extent to which the indenture and the general provisions described below may apply to the offered debt securities will be described in a prospectus supplement.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Unless otherwise indicated in the prospectus supplement, our debt securities will be unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness.

We are a holding company and will primarily depend on the receipt of dividends from our insurance company subsidiaries to meet our obligations under the debt securities and our other outstanding obligations. Because the creditors of our subsidiaries, and our insurance subsidiaries’ policyholders, generally would have a right to receive payment which is superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries’ assets is necessarily subject to the claims of the subsidiaries’ creditors, including their policyholders, and may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture and may include the following, as applicable to the series of debt securities offered thereby:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

•	whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

•	the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

•	the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which any interest will accrue or how such date or dates will be determined;

•	the interest payment dates and the record dates for these interest payments;

•	whether the debt securities are redeemable at our option;

•	whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

•

the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities or any securities of any other person, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option or at the option of any other person, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•

whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	whether the debt securities are subject to repayment at your option, and if applicable, the conditions to your exercise of the right to repayment;

•

the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities, and whether we will have the option of issuing debt securities in “certificated” form;

•

whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places for payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the applicability of the provisions of the applicable indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;

•	material federal income tax considerations that are specific to the series of debt securities offered;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	whether the applicable indenture contains any changes or additions to the events of default or covenants described in this prospectus; and

•	any other terms specific to the series of debt securities offered.

Unless we indicate differently in the applicable prospectus supplement, the indentures pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue additional debt, or in the event that we are acquired by another entity.

Redemption

If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or the method of calculating the same);

•	the conversion or exchange period (or the method of determining the same);

•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

We will issue the debt securities in registered form, either in book-entry form only or in “certificated” form, and unless indicated differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and amounts that are of $1,000 thereafter. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. The applicable prospectus supplement may list situations for terminating a global security that would apply to the particular series of debt securities. The depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.

In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. Investors who hold debt securities in book entry form or in street name will be indirect holders, and not holders, of the debt securities.

Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Notwithstanding the above, when we refer to “you” or “your” in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of the debt securities offered. When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we encourage you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

•

if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

The applicable prospectus supplement for a particular series of debt securities may list situations for terminating a global security that would apply only to such series of debt securities. If a global security were terminated, only the depositary, and not us or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.

If we cease to issue registered debt securities in global form, we will issue them:

•	only in fully registered certificated form; and

•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000 thereafter.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the trustee’s office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be fifteen days in advance of the interest due date.

Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

We will make payments on a global security directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Form and Denomination of Securities” above.

We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:

•	We do not pay the principal of, or any premium on, the debt security on its due date.

•	We do not pay interest on the debt security within 5 days of its due date.

•	We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

•

We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable indenture, occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.

If an Event of Default, other than an event of default resulting from bankruptcy, insolvency or reorganization, has occurred and has not been cured within the applicable time period, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series if all past due amounts are paid to the trustee and all other events of default are cured or waived.

In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

The trustee is required to provide the holders notice of an Event of Default within 90 days after its occurrence (60 days in the case of an event of bankruptcy). The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal (or premium, if any) or interest or in the payment of any sinking of purchase fund installment, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from costs, expenses and liability (called an “indemnity”). If reasonable indemnity is provided pursuant to the applicable indenture, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the Event of Default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, or any premium or interest, on the affected series of debt securities; or

•	a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, including any request of the trustee to take action in connection with a default with respect to their debt securities.

With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger or Consolidation

Unless otherwise specified in the applicable prospectus supplement, the terms of the indentures will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

•	in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

•

the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

•	we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to any indenture and the debt securities issued thereunder.

Changes Requiring Your Approval. There are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the applicable indenture, without your specific approval, we may not:

•	change the stated maturity of the principal of (or premium, if any, on), or interest on, your debt securities;

•	change any obligation to pay any additional amounts on your debt securities;

•	reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

•	reduce the amount of principal payable upon acceleration of maturity of your debt securities;

•

make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the applicable indenture;

•	change the place or currency of payment on your debt securities;

•	impair your right to sue for payment on your debt securities;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

•

reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

•

modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.

Changes Not Requiring Your Approval. There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Changes Requiring Majority Approval. Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

•

If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

•

Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

In each case, the required approval must be given in writing.

Acts by Holders

Debt securities will not be considered outstanding, and therefore the Holders of such debt securities will not be eligible to take action under the indenture, if we have deposited or set aside in trust money for their payment in full or their redemption. Holders of debt securities will also not be eligible to take action under the indenture if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under “— Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled take action under the indenture. If we set a record date for action to be taken by holders of one or more series of debt securities, such action may be taken only by persons shown on the trustee’s records as holders of the debt securities of the relevant series on such record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an applicable indenture or of their debt securities.

Defeasance

If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

•	to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or

•

to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).

In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

Subject to the provisions of the applicable indenture, in order to accomplish covenant or full defeasance with respect to the debt securities offered:

•

We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•

No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•

We must deliver to the trustee of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such defeasance and that such defeasance will not cause you to be taxed on your debt securities any differently than if such defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•

We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

•	We must comply with any additional terms of, conditions to or limitations to covenant or full defeasance, as set forth in the applicable indenture.

•

We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to covenant or full defeasance, as set forth in the applicable indenture, had been complied with.

Information Concerning the Trustee

The Trust Indenture Act of 1939 contains limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on some property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest the trustee must either redeem or eliminate that conflict upon the occurrence of an event of default under the indenture.

Wilmington Trust Company is the trustee under our indenture. In the ordinary course of business we may borrow from and maintain banking relationships with Wilmington Trust Company and its affiliates. The trust offices of Wilmington Trust Company are located at 1100 North Market Street, Wilmington, Delaware 19890.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, as amended, under which we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC, at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. In addition, copies of these reports and other information may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that site is www.sec.gov. We also maintain copies of our recent SEC reports and other current information regarding ProAssurance at our website at www.proassurance.com.

Our common shares are listed on the New York Stock Exchange under the symbol “PRA.” Our reports, proxy statements and other information may also be read and copied at the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, in any prospectus supplement or prospectus contained in a post-effective amendment or superseded by information in subsequent reports filed with the SEC. This prospectus incorporates by reference the documents set forth below:

•	Our Annual Report on Form 10-K for the Year Ended December 31, 2012;

•	Our Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2013;

•	Our Current Reports on Form 8-K filed May 14, 2013, March 13, 2013, March 6, 2013 and January 2, 2013; and

•	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Frank B. O’Neil

Senior Vice President of Corporate Communications and Investor Relations

ProAssurance Corporation

100 Brookwood Place

Birmingham, Alabama 35209

Tel: (205) 877-4400

E-mail: foneil@proassurance.com

Information contained on our website at www.proassurance.com is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

LEGAL MATTERS

Unless otherwise stated in a prospectus supplement, certain legal matters regarding the common stock, preferred stock and debt securities will be passed upon for us by Burr & Forman LLP. As of April 30, 2013, partners of Burr & Forman LLP owned less than 1% of the outstanding shares on that date. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of ProAssurance Corporation appearing in ProAssurance Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including schedules appearing therein), and the effectiveness of ProAssurance Corporation’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	*
Listing fees	**
Blue sky fees and expenses	**
Printing fees and expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Trustee’s fees and expenses	**
Rating agency fees	**
Transfer agent and registrar fees	**
Miscellaneous	**

Total	**

*	To be deferred under Rule 456(b) and calculated in connection with the offering of securities under this registration statement under Rule 457(r).
**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers

As permitted by Delaware law, the Registrant’s certificate of incorporation provides that the directors of the Registrant will not be held personally liable for a breach of fiduciary duty as a director, except that a director may be liable for (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts made in bad faith or which involve intentional misconduct or a knowing violation of the law, (3) illegal payment of dividends under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derives an improper personal benefit. The Registrant’s certificate of incorporation further provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

The by-laws of the Registrant provide that the Registrant will indemnify any person involved in litigation brought by a third party or by or in the right of the Registrant by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity. The Registrant will only indemnify such a person if that person acted in good faith and in a manner he or she reasonably believed to be lawful and in the best interests of the Registrant, except that the person will not be entitled to indemnification in an action in which he or she is found to be liable to the corporation unless the Delaware Court of Chancery deems indemnification under these circumstances proper.

The Registrant maintains in effect directors’ and officers’ liability insurance which provides coverage against certain liabilities. The Registrant has entered into indemnification agreements with each of its directors and executive officers which requires the Registrant to use reasonable efforts to maintain such insurance during the term of the agreement so long as the Board of Directors in the exercise of its business judgment determines that the cost is not excessive and is reasonably related to the amount of coverage and that the coverage provides a reasonable benefit for such cost. The indemnification agreements require the Registrant to indemnify the executive officers and directors to the fullest extent permitted under Delaware law to the extent not covered by liability insurance, including advances of expenses in the defense of claims against the executive officer or director while acting in such capacity. It is a condition to such indemnification that the indemnitee acted in good faith and in a manner that he or she believed to be in or not opposed to the interest of the Registrant or its stockholders, and with respect to a criminal action had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not available from the Registrant:

•	in respect to remuneration that is determined to be in violation of law;

•

on account of any liability arising from a suit for an accounting of profits for the purchase and sale of Registrant’s common stock pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended;

•	on account of conduct that is determined to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

•	if indemnification is prohibited by the applicable laws of the State of Delaware;

•

if the indemnitee is found to be liable to the Registrant or its subsidiaries unless the Delaware Court of Chancery determines that the indemnitee is fairly and reasonably entitled to indemnification for expenses that the court deems proper; or

•	if a court should determine that such indemnification is not lawful.

The indemnification agreement requires the indemnitee to reimburse the Registrant for all reasonable expenses incurred or advanced in defending any criminal or civil suit or proceedings against the indemnitee if the Registrant determines that indemnity is not available.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and 1(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Birmingham, State of Alabama, on the 22nd day of May, 2013.

PROASSURANCE CORPORATION

By:	/s/ W. Stancil Starnes
W. Stancil Starnes
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Frank B. O’Neil, Jeffrey P. Lisenby and Edward L. Rand, Jr., jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ W. Stancil Starnes W. Stancil Starnes	Chairman of the Board, Chief Executive Officer (Principal Executive Officer), President, and Director	May 22, 2013

/s/ Edward L. Rand, Jr. Edward L. Rand, Jr.	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2013

/s/ Lucian F. Bloodworth Lucian F. Bloodworth	Director	May 22, 2013

/s/ M. James Gorrie M. James Gorrie	Director	May 22, 2013

/s/ Robert E. Flowers Robert E. Flowers	Director	May 22, 2013

/s/ William J. Listwan William J. Listwan	Director	May 22, 2013

/s/ John J. McMahon, Jr. John J. McMahon, Jr.	Director	May 22, 2013

/s/ Drayton Nabers, Jr. Drayton Nabers, Jr.	Director	May 22, 2013

/s/ Ann F. Putallaz Ann F. Putallaz	Director	May 22, 2013

/s/ Frank A. Spinosa Frank A. Spinosa	Director	May 22, 2013

/s/ Anthony R. Tersigni Anthony R. Tersigni	Director	May 22, 2013

/s/ Thomas A. S. Wilson, Jr. Thomas A. S. Wilson, Jr.	Director	May 22, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for Common Stock and/or Preferred Stock of ProAssurance.

1.2*	Form of Underwriting Agreement for Debt Securities of ProAssurance.

4.1	Form of Indenture between ProAssurance and Wilmington Trust Company, as Trustee.

5.1*	Opinion of Burr & Forman LLP.

12.1*	Statement re: Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP

23.2*	Consent of Burr & Forman LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereof).

25.1	Form T-1 Statement of Eligibility of Trustee under Debt Indenture of ProAssurance.

*	To be filed by amendment or as an exhibit to a filing with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Index 1